EXHIBIT 17
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                      I, Shelley Goldstein, hereby resign as President,
Secretary and Director of Provence Capital Corporation, Inc.,
effective immediately.
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    /s/ Shelley Goldstein
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        SHELLEY GOLDSTEIN
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